Exhibit 99.906 Cert

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Babson Capital Funds Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of Babson Capital Funds Trust for the period ended December 31, 2015, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Babson Capital Funds Trust for the stated period.

/s/ Anthony J. Sciacca		/s/ Patrick Hoefling
Anthony J. Sciacca President		Patrick Hoefling Chief Financial Officer

Dated:	March 7, 2016

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Babson Capital Funds Trust for purposes of Section 18 of the Securities Exchange Act of 1934.